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                                                                     EXHIBIT (6)
                              AMENDED AND RESTATED
                             DISTRIBUTION AGREEMENT


First Data Investor Services Group, Inc.
4400 Computer Drive
Westboro, Massachusetts  01581

440 Financial Distributors, Inc.
4400 Computer Drive
Westboro, Massachusetts  01581


                                                                    June 1, 1996


Dear Sirs/Mesdames:

      This is to confirm that, in consideration of the agreements hereinafter contained by and among Galaxy Fund II, a Massachusetts business trust ("Galaxy II"), First Data Investor Services Group, Inc., a Massachusetts corporation ("FDISG"), and 440 Financial Distributors, Inc., a Massachusetts corporation (the "Distributor") and a wholly-owned subsidiary of FDISG, the undersigned have agreed that the Distributor shall be, for the period of this Agreement, the distributor of Galaxy II's units of beneficial interest ("Shares"), representing interests in Galaxy II's investment portfolios listed on Exhibit A attached hereto (hereafter referred to as the "Fund" or "Funds" as appropriate). The Distributor currently serves as distributor for the Funds pursuant to a Distribution Agreement dated as of March 31, 1995 by and among Galaxy II, FDISG and the Distributor (the "Existing Agreement"). The parties hereto wish to amend and restate the Existing Agreement in its entirety in order to reflect certain changes to the terms thereof.

      1.1 The Distributor will act as agent for the distribution of the Shares covered by the registration statement and prospectuses then in effect under the Securities Act of 1933, as amended (the "1933 Act").

      1.2 The Distributor agrees to use appropriate efforts to solicit orders for the sale of the Shares and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation. Galaxy II understands that the Distributor is the distributor, and may in the future be the distributor, of the shares of other investment companies' portfolios ("Portfolios") including Portfolios having investment objectives similar to those of the Funds. Galaxy II further understands that investors and potential investors in the Funds
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may invest in shares of such other Portfolios. Galaxy II agrees that the
Distributor's duties to such Portfolios shall not be deemed in conflict with its duties to Galaxy II under this paragraph 1.2.

      1.3 The Distributor shall, at its own expense, finance appropriate activities which it deems reasonable which are primarily intended to result in the sale of the Shares, including, but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of prospectuses to other than current shareholders, and the printing and mailing of sales literature.

      1.4 All activities by the Distributor and its agents and employees as distributor of the Shares shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act"), by the Securities and Exchange Commission or any securities association registered under the 1934 Act.

      1.5 The Distributor agrees to provide (a) two wholesalers dedicating to supporting sales of Shares of the Funds and The Galaxy Fund, and (b) will provide one or more persons, during normal business hours, to respond to telephone questions with respect to the Funds.

      1.6 The Distributor will transmit any orders received by it for purchase or redemption of the Shares to Galaxy II's transfer agent and custodian.

      1.7 Whenever in their judgment such action is warranted for any reason including, without limitation, market, economic or political conditions, or by abnormal circumstances of any kind, Galaxy II's officers may decline to accept any orders for, or make any sales of, the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

      1.8 The Distributor will act only on its own behalf if it chooses to enter into selling agreements with selected dealers or others.

      1.9 Galaxy II agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as the Distributor may designate.

     1.10 Each of Galaxy II and the Distributor shall furnish each other from time to time for use in connection with the sale


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of the Shares such information with respect to the Funds and the Shares as the other may reasonably request in writing; and each warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent. Galaxy II shall also furnish the Distributor upon request with: (a) audited annual and unaudited semi-annual statements of the Funds' books and accounts, (b) quarterly earning statements of the Funds, (c) a monthly itemized list of the securities in the Funds, (d) monthly balance sheets as soon as practicable after the end of each month, and (e) from time to time such additional information regarding the Funds' financial condition as the Distributor may reasonably request.

     1.11 Galaxy II represents to the Distributor that all registration statements and prospectuses filed by Galaxy II with the Securities and Exchange Commission under the 1933 Act with respect to the Shares have been prepared in conformity with the requirements of said Act and rules and regulations of the Securities and Exchange Commission thereunder. As used in this Agreement the terms "registration statement" and "prospectus" shall mean any registration statement and prospectus filed with the Securities and Exchange Commission and any amendments and supplements thereto, including statements of additional information incorporated therein by reference, which at any time shall have been filed with the Securities and Exchange Commission. Galaxy II represents and warrants to the Distributor that any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with said Act and the rules and regulations of the Securities and Exchange Commission; that all statements of fact contained in any such registration statement and prospectus will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. The Distributor may, but shall not be obligated to, propose from time to time such amendment, amendments, supplement or supplements to the registration statement or any prospectus, as in light of future developments, may, in the opinion of the Distributor's counsel, be necessary or advisable. The Distributor shall promptly notify Galaxy II of any advice given to it by the Distributor's counsel regarding the necessity or advisability so to amend or supplement such registration statement or prospectus. If Galaxy II shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by Galaxy II of a written request from the Distributor to do so, the Distributor may, at its option, terminate this agreement. Galaxy II shall not file any amendment to any registration statement or supplement to any prospectus without


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giving the Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the right of Galaxy II to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as Galaxy II may deem advisable, such right being in all respects absolute and unconditional.

     1.12 Galaxy II authorizes the Distributor (and dealers pursuant to any agreements described in Section 1.8 above) to use any prospectus in the form furnished by Galaxy II from time to time in connection with the sale of the Shares. Galaxy II agrees to indemnify, defend and hold the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Distributor, its officers and directors, or any such controlling person, may incur under the 1933 Act, or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any registration statement or any prospectus or necessary to make the statements in either thereof not misleading; provided, however, that Galaxy II's agreement to indemnify the Distributor, its officers or directors, and any such controlling person shall not be deemed to cover any claims, demand, liabilities or expenses arising out of any statements or representations contained in any registration statement or in any prospectus that were furnished in writing to Galaxy II or its counsel by the Distributor and used in the answers to the registration statement or in the corresponding statements made in the prospectus, or arising out of or based upon any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that Galaxy II's agreement to indemnify the Distributor and Galaxy II's representations and warranties hereinbefore set forth in paragraph
1.11 shall not be deemed to cover any liability to Galaxy II or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of the Distributor's reckless disregard of its obligations and duties under this Agreement. Galaxy II's agreement to indemnify the Distributor, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon Galaxy II's being notified of any action brought against the Distributor, its officers or directors, or any such controlling person, such notification to


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be given by letter or by telegram addressed to Galaxy II at its principal office in Westboro, Massachusetts, and sent to Galaxy II by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. The failure so to notify Galaxy II of any such action shall not relieve Galaxy II from any liability which Galaxy II may have to the person against whom such action is brought by reason of any such untrue, or allegedly untrue, statement or omission, or alleged omission, otherwise than on account of Galaxy II's indemnity agreement contained in this paragraph 1.12. Galaxy II will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by Galaxy II and approved by the Distributor, which approval shall not unreasonably be withheld. In the event Galaxy II elects to assume the defense of any such suit and retain counsel of good standing approved by the Distributor, the defendant or defendants in such suit shall bear the reasonable fees and expenses of any additional counsel retained by any of them; but in case Galaxy II does not elect to assume the defense of any such suit, or in case the Distributor reasonably does not approve of counsel chosen by Galaxy II, Galaxy II will reimburse the Distributor, its officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by the Distributor or them. Galaxy II's indemnification agreement contained in this paragraph 1.12 and Galaxy II's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, its officers and directors, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to the Distributor's benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of the controlling persons and their successors. Galaxy II agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against Galaxy II or any of its officers or trustees in connection with the issue and sale of any Shares.

     1.13 FDISG and the Distributor agree to indemnify, defend and hold Galaxy II, its several officers and trustees, and any person who controls Galaxy II within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which Galaxy II, its officers or trustees or any such controlling person, may incur under the 1933 Act, or under common law or otherwise, but only to the extent that such liability or expense incurred by Galaxy II, its officers or trustees, or such


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controlling person resulting from such claims or demands, shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by the Distributor to Galaxy II or its counsel and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by the Distributor to Galaxy II or its counsel and required to be stated in such answers or necessary to make such information not misleading. FDISG's and the Distributor's agreement to indemnify Galaxy II, its officers and trustees, and any such controlling person, as aforesaid, is expressly conditioned upon FDISG's and the Distributor's being notified of any action brought against Galaxy II, its officers or trustees, or any such controlling person, such notification to be given by letter or telegram addressed to FDISG and the Distributor at their principal offices in Westboro, Massachusetts, and sent to FDISG and the Distributor by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. FDISG and the Distributor shall have the right of first control of the defense of such action, with counsel of their own choosing, satisfactory to Galaxy II, if such action is based solely upon such alleged misstatement or omission on the Distributor's part, and in any other event Galaxy II, its officers or trustees or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify FDISG and the Distributor of any such action shall not relieve FDISG and the Distributor from any liability which FDISG and the Distributor may have to Galaxy II, its officers or trustees, or to such controlling person by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of FDISG's and the Distributor's indemnity agreement contained in this paragraph 1.13. FDISG's and the Distributor's indemnification agreement contained in this paragraph 1.13 and representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Galaxy II or its officers and trustees, and shall survive the delivery of any Shares. FDISG and the Distributor agree to notify Galaxy II promptly of the commencement of any litigation or proceedings against FDISG and the Distributor or any of their officers, directors or consulting persons in connection with the issuance and sale of any of the Shares.

     1.14 No Shares shall be offered by either the Distributor or Galaxy II under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by Galaxy II if and so long as effectiveness of the registration statement then in effect or any necessary amendments


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thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current prospectus as required by Section 5(b)(2) of said Act is not on file with the Securities and Exchange Commission; provided, however, that nothing contained in this paragraph 1.14 shall in any way restrict or have any application to or bearing upon Galaxy II's obligation to repurchase Shares from any shareholder in accordance with the provisions of Galaxy II's prospectus or Declaration of Trust.

     1.15 Galaxy II agrees to advise the Distributor as soon as reasonably practical by a notice in writing delivered to the Distributor:

            (a) of any request by the Securities and Exchange Commission for amendments of the registration statement or prospectus then in effect or for additional information;

            (b) in the event of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation by service of process on Galaxy II of any proceeding for that purpose;

            (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

            (d) of all action of the Securities and Exchange Commission with respect to any amendment to any registration statement or prospectus which may from time to time be filed with the Securities and Exchange Commission.

     For purposes of this paragraph 1.15, informal requests by or acts of the Staff of the Securities and Exchange Commission shall not be deemed actions of or requests by the Securities and Exchange Commission.

     1.16 The Distributor agrees on behalf of itself and its employees to treat confidentially and as proprietary information of Galaxy II all records and other information relative to Galaxy II and its prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by Galaxy II, which approval may not be withheld where the Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by Galaxy II.


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     1.17  This Agreement shall be governed by the laws of the
Commonwealth of Massachusetts.

     1.18 The names "Galaxy Fund II" and "Trustees of Galaxy Fund II" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated February 22, 1990, as amended from time to time, which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of Galaxy II. The obligations of Galaxy II entered into in the name or on behalf thereof by any of the Trustees, representatives, agents, officers, shareholders, nominees, or employees, whether past, present or future, are made not individually, but in such capacities, and are not binding upon any of such individuals or the shareholders personally, but bind only the property of Galaxy II, and all persons dealing with a Fund must look solely to the property of Galaxy II belonging to such Fund for the enforcement of any claims against Galaxy II.

     1.19 FDISG and the Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by Galaxy II in connection with the performance by the Distributor of its services hereunder, except for a loss resulting from willful misfeasance, bad faith or negligence on the part of the Distributor in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

      2. This Agreement shall become effective as of June 1, 1996 and, if not sooner terminated, shall continue in effect until May 31, 1997. Thereafter, this Agreement, shall continue in effect with respect to a particular Fund for successive twelve month periods ending on May 31, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of Galaxy II's Board of Trustees who are not interested persons (as defined in the 1940 Act) to this Agreement cast in person at a meeting called for the purpose of voting on such approval, and (b) by Galaxy II's Board of Trustees or by the vote of a majority of the outstanding voting securities of such Fund. Notwithstanding the foregoing, this Agreement may be terminated as to any Fund at any time, without the payment of any penalty, by Galaxy II's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund, or by the Distributor, on 60 days' written notice (which notice may be waived by the party entitled to receive the same). This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meanings as such terms in the 1940 Act.)


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      Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

                                          Very truly yours,

                                          GALAXY FUND II


                                          By:/s/John T. O'Neill
                                             ------------------------------
                                             President

Accepted:

FIRST DATA INVESTOR SERVICES
  GROUP, INC.


By:/s/Barbara L. Worthen
   -------------------------------
Title:



440 FINANCIAL DISTRIBUTORS, INC.


By:/s/Tammy K. Hall
   -------------------------------
Title:


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                                    EXHIBIT A

                            Large Company Index Fund
                            Small Company Index Fund
                            U.S. Treasury Index Fund
                               Utility Index Fund
                               Municipal Bond Fund